Exhibit 77(q)(1)

 Exhibits

(e)(1)   Amended Schedule A dated November 2009 to the Investment Management Agreement dated March 1, 2002 between ING Money Market Portfolio and ING Investments LLC – Filed as an exhibit to Post-Effective Amendment No. 68 to the Registrant’s Registration Statement filed on Form N-1A on February 10, 2010 and incorporated herein by reference.

(e)(2)   Amended Schedule A dated November 22009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments LLC and ING Investment Management Co. - Filed as an exhibit to Post-Effective Amendment No. 68 to the Registrant’s Registration Statement filed on Form N-1A on February 10, 2010 and incorporated herein by reference.